                                                                   EXHIBIT 10.15

                        VALUE ADDED RESELLER AGREEMENT

THIS AGREEMENT is entered into on this 4/th/ day of November, 1999 between:

(1) METAWAVE COMMUNICATIONS TAIWAN LTD., a Republic of China ("R.O.C.") company with its principal office at 20F, No. 114, Hsin Tai Wu Road, Section 1, Hsi-Chih, Taipei Hsien, Taiwan, R.O.C.("Company")

and

(2) COMMVERGE SOLUTIONS (ASIA), INC., a British Virgin Islands company with its principal office at the office of Quorum Corporate Services Limited, Road Town, Tortola, British Virgin Islands ("Value Added Reseller or VAR").

                                   RECITALS

(A) Company manufactures and markets SpotLight GSM systems and desires to promote and distribute its products in the Territory, as defined below in
     Article 1.1; and

(B) VAR has represented that it possesses the necessary expertise and marketing organization to promote and sell such products in the Territory; and

(C) Company and VAR have agreed that VAR shall be appointed as Company's non-exclusive VAR of its products in the Territory.

NOW THEREFORE, the parties in good faith agree to the following:

1.   DEFINITIONS

     For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them unless the context otherwise requires:

     1.1 "Products" - SpotLight GSM systems, spares, documentation, updates and upgrades.

     1.2 "Territory" - Asia, excluding Taiwan and China, Australia, and New Zealand. It may also include specific regions within China and Taiwan subject to mutual agreement.

     1.3 "List Prices" - the prices being quoted by Company for sales of Products.

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.4 "Quota" - the quantities of Products which VAR shall be expected to purchase and resell in accordance with the terms and conditions of
           Article 7 of this Agreement, to be measured by number of GSM sectors.

2.   APPOINTMENT

     2.1   Scope.  Company hereby appoints VAR, and VAR hereby accepts
           -----
           appointment, as Company's non-exclusive distributor of the Products in the Territory during the term of this Agreement, under Company's name, trade name, logotypes and trademarks, subject to all the terms and conditions of this Agreement.

     2.2.  No Agency.  The appointment hereunder by Company of VAR as
           ---------
           distributor of the Products in the Territory shall in no way constitute, or be deemed to constitute, VAR as the agent of Company. VAR shall have no authority to act, or to hold itself out as entitled to act, for or on behalf of Company in any other capacity than as distributor of the Products in the Territory, unless otherwise mutually agreed.

     2.3   Sub-distributors or sub-agents.  VAR shall not, without the prior
           ------------------------------
           written approval of Company, appoint any sub-distributors or sub-agents to promote or distribute the Products in the Territory. With such approval, VAR shall at all times remain fully liable for the performance of its sub-distributors or sub-agents. VAR hereby agrees to indemnify and hold Company harmless from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of its sub-distributors or sub-agents.

     2.4   VAR Not to Deal with Competitive Products. VAR shall not manufacture,
           -----------------------------------------
           sell or deal in any manner with, directly or indirectly, any products similar to the Products or in any manner competitive with the Products with the registered accounts in the territory without the prior written consent of the Company. This clause shall remain in effect during the term of this agreement.

     2.5   Territory.  VAR shall not sell nor attempt to sell the Products to
           ---------
           customers outside the Territory or to any party within the Territory who VAR knows intends to, or will likely, sell the Products outside the Territory. Changes to the Territory shall be made with mutual agreement of the parties.

     2.6   Referral of Inquiries.  VAR shall direct any inquiries originating
           ---------------------
           from, customers outside of the Territory, or within the Territory, in respect of sales of the Products proposed to be made outside of the Territory, to Company.

     2.7   Registration of Customers.  VAR shall provide Company with the name,
           -------------------------
           address and Territory of each potential end user account at the time it identifies such account. Company will then confirm or refuse VAR permission to work with that end user account. If VAR has not made substantial sales progress and received a purchase order from such end user within 10 months from the time of approved

                                      -2-
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           registration, Company may reregister the account with another reseller or take over the account itself and sell directly to end user.

3.   TERM

     3.1   Term.  This Agreement shall take effect with respect to the Territory
           ----
           as of the date first written and shall continue in force for a period of two (2) years. Thereafter, this Agreement may be renewed in writing by mutual agreement of the parties.

4.   GENERAL OBLIGATIONS OF VAR

     4.1   Marketing.  VAR shall have the following obligations with respect to
           ---------
           the marketing and distribution of Company's Products:

           (a) To use its best efforts to further the promotion, marketing, sale and other distribution of Products in the Territory;

           (b) To promptly respond to all inquiries from customers, including complaints, process all orders, and effect all shipments of the Products located in the Territory directly sold by VAR;

           (c) To diligently investigate all leads with respect to potential customers referred to it by Company;

           (d)  To permit Company to visit VAR's place of business;

           (e) To employ and maintain throughout the Territory an adequate sales force dedicated to the sale of the Products. Sales staff must be certified by Company;

           (f) To employ throughout the Territory qualified technicians who must be certified by Company;

           (g) To participate actively in sales or merchandising programs prepared by Company; to participate in all fairs and exhibitions in the Territory where such participation will, in the judgment of VAR, promote the Products; and to develop and implement sales programs for the promotion of the Products;

           (h) To provide Company with monthly sales reports, financial and customer information, and direct access to customers for marketing and product feedback purposes. Company shall have the right to audit the sales records of VAR;

           (i) To provide after-sales service and support to a standard set of procedures defined by Company, on any and all Products sold to customers; (Procedures To Be developed).

                                      -3-
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           (j)  To generally do all such other acts and things as the Company may reasonably require which are in any way necessary or incidental to sales of the Products in the Territory.

     4.2   Advertising.  VAR shall diligently advertise, promote, and generally
           -----------
           publicize the Products in the Territory.

     4.3   Marketing Materials.  Company shall furnish VAR, free of charge, with
           -------------------
           an agreed minimum quantity of Company's marketing and product literature, including brochures, pamphlets and other information, in the English language, for use by VAR in preparing its own advertising materials. If VAR requires additional copies, they shall be paid for by VAR at a prescribed price and any needed translations shall be completed by VAR at its own expense. All advertising, marketing materials and product literature must first be approved by Company.

     4.4   Expenses.  VAR and Company each assume full responsibility for all
           --------
           costs and expenses which each respectively incurs in carrying out its obligations under this Agreement, including but not limited to salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from the other party.

5.   COMPANY'S GENERAL OBLIGATIONS

     5.1 Company shall have the following obligations with respect to the marketing and distribution of Company's Products:

           (a) Unless in accordance with Article 16 hereof, promptly deliver to VAR those Products for which VAR places orders, by shipment to such locations within the Territory, or to any person for direct use if delivery thereof will be made to a location within the Territory;

           (b)  [***]

           (c) Provide all necessary support and assistance to VAR in the advertising, promotion, sales and distribution of the Products within the Territory;

           (d) Develop and offer training and technical assistance to VAR and its personnel in the sale and distribution of the Products. Expenses for training, post-sales engineering services, site walks, and site configurations, shall be borne by VAR except that Company will provide personnel and technical support for, and share the costs of, the first field trial and commercial deployment of a system on a basis to be determined by the parties prior to the commencement of the trial;

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           (e)  [***]

6.  ORDERS FOR PRODUCTS AND SHIPMENT

     6.1   Purchase Orders. VAR shall submit purchase orders for the Products to
           ---------------
           Company's Cayman Islands affiliate company, who shall in turn submit purchase orders to Company, all in writing by facsimile, mail, by telex, telegram or cable which shall set forth, at a minimum:

           (a) An identification of the Products ordered, including serial numbers, if applicable;

           (b)  Quantity;

           (c)  Requested delivery dates;

           (d)  Shipping instructions and shipping address; and

           (e)  Proposed payment arrangements.

           VAR shall ensure that its purchase orders are received by Company's Cayman Islands affiliate company at least [***] days prior to the delivery dates requested in the orders.

     6.2   Provisional Confirmation of Orders.  Each purchase order shall be
           ----------------------------------
           deemed to be an offer by VAR to purchase the Products pursuant to the terms of this Agreement. Upon receipt of such purchase order, Company shall have [***] business days with which to provisionally confirm the purchase order in writing by facsimile, or other suitable transmission.

     6.3   Final Confirmation . After receipt of an acceptable and proper letter
           ------------------
     of credit, or other payment as required by section 8.3 hereof, for the payment of the purchase order as detailed in Article 8 below, Company shall be deemed to have accepted the purchase order, that shall give rise to a contract under the terms set forth herein to the exclusion of any additional or contrary terms set forth in the purchase order. Company shall not unreasonably withhold its acceptance of the purchase order.

     6.4   Delivery Terms.  Unless otherwise agreed to by written agreement
           --------------
           between the parties, all deliveries of the Products shall be [***].

     6.5   Modification of Orders.  No received purchase order shall be modified
           ----------------------
           or cancelled except upon written agreement of both parties, which shall not be unreasonably withheld. VAR's purchase orders or mutually agreed change orders shall be

                                      -5-
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           subject to provisions of this Agreement, whether or not the purchase order or change order so states.

     6.6   Discharge of Company's Obligation.  Company's obligation to ship the
           ---------------------------------
           Products shall be fully and completely discharged, and ownership, legal title, and all risk of loss or damage during shipment shall immediately pass to VAR at the time that the Products are delivered [***]

7.   RESELLER TARGET

           VAR targets on the annual Quota of Products that VAR will purchase and resell the following quantities of Products during each of the calendar years 2000 and 2001:

           [***]
           [***]

     7.1   Forecasts.  VAR shall provide to Company [***] rolling forecasts,
           ---------
           as accurate as possible based on customers' demands and project implementation schedules, for each month of the term of this Agreement.

     7.2   Force Majeure.  In the event demand for the Products materially
           -------------
           declines in the Territory by reason of any cause out of VAR's control to such an extent that it becomes commercially unfeasible for VAR to place orders in the amounts provided hereinabove for any particular period, then VAR shall be relieved of said requirements for so long as such cause continues.

     7.3   Loss of Profits or Sales.  Neither party shall be liable to the other
           ------------------------
           for any losses in profits or sales of the Products in the Territory.

8.   PRICES AND PAYMENTS

     8.1   Prices.  The prices to be paid by VAR for Products purchased pursuant
           ------
           to this Agreement shall be List Prices (less any applicable discounts for VAR) in effect at the time of acceptance of the relevant purchase order submitted by VAR, except as provided in Article 8.2 below.

     8.2   Price Increase, Decreases.  Company may, at any time during the term
           -------------------------
           of this Agreement, increase its prices for the Products by providing VAR with at least [***] days prior written notice. Increased prices for the Products shall not apply to purchase orders accepted prior to the effective date of the price increase. Price decreases with respect to all Products shall be effective immediately upon written notice to VAR on all such Products not yet delivered.

                                      -6-
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     8.3   Payment Terms. The schedule of payment by VAR to Company shall be one
           -------------
           of the following and shall be specified on each purchase order sent by VAR to Company:

           (a) [***] of the purchase price by irrevocable and confirmed letter of credit, in a form and substance satisfactory to Company, at sight opened in favor of Company's Cayman Islands affiliate at VAR's expense which must be received by Company within [***] weeks of the purchase order date; or
           (b) By wire transfer of cash to the designated account of Company's Cayman Islands affiliate as follows: [***] of the purchase price set forth in the purchase order within [***] of the purchase order date; an [***] of the purchase price no later than ten days prior to the scheduled shipment date; and the [***] or
           (c) On an exceptional basis and on purchase orders exceeding [***] in currency of the United States of America, VAR and Company may agree to a special payment schedule.

           In the event of the necessity of any amendment to the terms of a letter of credit, or any extension of the letter of credit in order for Company to obtain payment under the letter of credit, VAR agrees to fully and completely cooperate with Company to make such amendment or extension.

     8.4   Failure to Pay.  Should VAR fail to arrange and have in place an
           --------------
           acceptable letter of credit or pay by wire transfer within the [***] period following: the purchase order dates as set forth in section
           8.3 for any order of the Products, the Company shall, in addition and without prejudice to any other remedy hereunder, be entitled to refuse to deliver or ship any order for the Products placed with Company by VAR and shall not be obliged to accept any further orders for the Products from VAR.

     8.5   Resale Prices.  Recommended Resale prices for resale to end users and
           -------------
           discount levels are to be determined by Company and agreed upon by VAR. VAR cannot sell the Products to end users for less than these discounted Resale prices.

9.   WARRANTY

     9.1   Product Warranty.  Company warrants the Products, if properly handled
           ----------------
           and used only for the purpose they were designed for, to be free of defects in workmanship and materials from the date of delivery for a period of [***]. VAR hereby accepts the Company's published product warranty with respect to the Products, a copy of which will be provided to VAR by Company at the same time as the resale price list set forth in section 7 hereof and agrees that said warranty shall be extended by VAR to its customers. Company reserves the right to change the terms and conditions of the said warranty at its sole option. Any sales documents provided to the end-user customer by VAR shall include this product
                                                 -7-
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           warranty and end-user restrictions relating to intellectual property rights and liability limitations as determined by Company.

     9.2-  Notice.  Warranty claims hereunder must be made promptly in writing;
           ------
           must recite the nature and details of the claim and the serial number of the Product concerned.

     9.3   Defective Products.  Where the products are defective in material or
           ------------------
           workmanship, VAR shall, at its discretion, file a claim with Company and return the undamaged Products. All costs and expenses associated therewith shall be borne by Company.

     9.4   Indemnity. VAR shall indemnify Company and hold Company harmless from
           ---------
           and against, and shall defend against, any and all claims and damages of every kind for injury to or death of any person or persons and for damage to or loss of property, arising out of or attributed, directly or indirectly, to the conduct, operations or performance of VAR.

10.  CONFIDENTIALITY

     10.1  Confidential Information.  Both Company and VAR acknowledge and agree
           ------------------------
           that all information of the other party is confidential and proprietary. Both Company and VAR agree not to use any of the other parties' information during the term of this Agreement and for a period of [***] years thereafter for any purpose other than as permitted or required for performance by that respective party hereunder. Company and VAR further agree not to disclose or provide any of the other parties' information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors, or consultants during the term hereof and for a period of [***] years thereafter. Nothing herein shall prevent either Company or VAR from using, disclosing or authorizing the disclosure of any of the other party's information which is, or hereafter becomes, part of the public domain.

11.  TRADEMARKS

     11.1  Use of Trademarks.  Company hereby grants to VAR a non-exclusive,
           -----------------
           non-transferable, and royalty-free right and license to use Company's name, trademarks, trade names, and logos specified in Exhibit I attached hereto, as such Exhibit may be modified from time to time during the term of this Agreement, in connection with the sale or other distribution, promotion, advertising, and maintenance of the Products for so long as such name, trademarks, trade names, and logos are used by VAR. VAR shall afford Company reasonable opportunities during the term hereof to inspect and monitor the activities of VAR in connection with the name, trademark, trade name, and logo usage.

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     11.2  Restrictions.  VAR shall acquire no right, title or interest in such
           ------------
           Company name, trademarks, trade name, and logos other than the foregoing limited license and VAR shall not use any Company trademarks as part of VAR's corporate or trade name or permit any third party to do so without the prior written consent of Company. VAR shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of Company's trademarks.

     11.3  Infringements.  VAR shall promptly notify Company of any use by any
           -------------
           third party of Company's name, trademarks, trade name, and logos or any use by such third parties of similar marks which may constitute an infringement or passing off of Company's name, trademarks, trade name, and logos. Company reserves the right in its sole discretion to institute any proceedings against such third party infringers. VAR agrees to cooperate fully with company in any action taken by Company against such third parties, provided that all expenses of such action shall be borne by Company.

12.  INTELLECTUAL PROPERTY RIGHTS

     12.1  Indemnification.  Company shall, at its own expense, defend any suit
           ---------------
           instituted against VAR which is based on an allegation that any Products manufactured by Company and sold to VAR hereunder constitute an infringement of any intellectual property right in the Territory and shall indemnify and hold VAR harmless from and against any claims, liabilities, costs and expenses, including but not limited to reasonable attorney's fees, arising out of such infringement.

     12.2  Ownership.  VAR hereby acknowledges Company's exclusive right, title
           ---------
           and interest in and to any and all intellectual property rights which Company may have at any time adopted, used, registered or been issued in the United States or in any other location (the "Intellectual Property Rights"). VAR agrees that it shall not do, or cause to be done, any acts or things contesting or in any way impairing or tending to impair any portion of the Company's right, title and interest in and to the Intellectual Property Rights. VAR further acknowledges that, in connection with any reference to the Intellectual Property Rights, VAR shall not in any manner represent that is possesses any ownership interest in the Intellectual Property Rights or the registration thereof, nor shall any action taken by VAR or on VAR's behalf create in VAR's favor any right, title or interest in and to the Intellectual Property Rights.

13.  TAXES

     13.1  Payment of Taxes.  Company shall not be responsible for any local,
           ----------------
           state, federal and other governmental taxes, duties, imposts, levies or other charges or deductions or withholdings in the Territory whatsoever imposed on Company or VAR as a result of the operation of this Agreement or of the importation of the Products into the Territory (exclusive of taxes based on Company's net income) and VAR shall indemnify and hold Company harmless from and against any such

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           taxes, duties, imposts, levies or other charges or deductions or withholdings all of which shall be for the sole and exclusive account of VAR.

14.  LICENSES AND PERMITS

     14.1  Import Documentation.  VAR shall be responsible for obtaining all
           --------------------
           licenses and permits and for satisfying all formalities as may be required to import Products into the Territory in accordance with then prevailing laws or regulations. When necessary, Company shall assist VAR in obtaining U.S. export licenses and permits as may be required and appropriate.

     14.2  Sales Permits.  VAR shall be responsible for obtaining all licenses
           -------------
           and permits and for satisfying all formalities as may be required to sell Products in the Territory.

15.  TERMINATION

     15.1  Termination.  Notwithstanding the provisions of Article 3 above, this
           -----------
           Agreement may be terminated in accordance with the following provisions:

           (a) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership;

           (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than [***] months as provided in Article 6.2 above and Article 16 below;

           (c) Either party may terminate this Agreement at any time for any reason by giving [***] months' notice in writing to the other party;

           (d) Either party may terminate this Agreement at any time by written notice in the event the other party is in material breach of this Agreement and such breach is not cured by the defaulting party within [***] of its receipt of the notice.

     15.2  Rights and Obligations on Termination.  In the event of termination
           -------------------------------------
           of this Agreement for any reason, the parties shall have the following rights and obligations:

           (a)  Obligation to Ship.  For any orders already placed by VAR and
                ------------------
                finally confirmed and accepted by Company on or before the effective termination date, Company shall be obligated to ship such orders.

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           (b)  Right to Re-purchase Products.  For a period of [***] days
                -----------------------------
                after the termination date, VAR shall be entitled to sell any remaining inventory, if any, of the Products at the resale prices set by Company pursuant to Article 8.5. Upon the expiry of this [***] day period, Company shall have the right, at its sole discretion, to buy back from VAR any then remaining inventory of the Products at the price paid by VAR.

           (c)  Confidentiality. Confidentiality obligations pursuant to Article
                ---------------
                10 hereof shall survive the termination of this Agreement and continue to be binding on both parties;

           (d)  Return of Materials.  All trademarks, trade names, patents,
                -------------------
                copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Company. Within thirty (30) days after the termination of this Agreement, VAR shall prepare all such items in its possession for shipment to the Company, as Company may direct, at Company's expense. VAR shall not make or retain any copies of any confidential items or information that may have been entrusted to it.

16.  FORCE MAJEURE

     16.1  Definition.  Force Majeure shall mean any event or condition, not
           ----------
           existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance of one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

     16.2  Notice.  Upon giving notice to the other party, a party affected by
           ------
           an event of Force Majeure shall be released without any liability on its part for the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

     16.3  Confirmation.  The party invoking Force Majeure shall provide to the
           ------------
           other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

     16.4  Suspension of Performance.  During the period that performance by one
           -------------------------
           of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

     16.5  Period of Force Majeure.  Should the period of Force Majeure continue
           -----------------------
           for more than [***] consecutive months, either party may terminate this Agreement without liability to the other party upon giving written notice to the other party.

17.  DISPUTE RESOLUTION AND GOVERNING LAW

     17.1  Dispute Resolution.  Any dispute, controversy or claim arising out of
           ------------------
           or relating to this Agreement shall first be settled by non-binding mediation. In the event mediation is unsuccessful, the matter shall finally be settled by binding arbitration in [***] in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the date of this Agreement and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the English language. Notwithstanding the above, regarding intellectual property right claims, the Company reserves the right to initiate and conduct litigation proceedings in any court it deems appropriate.

     17.2  Governing Law.  The parties acknowledge that this Agreement shall be
           -------------
           governed by, interpreted, and construed in accordance with the laws of [***] notwithstanding any law or regulation which would make the laws of another jurisdiction applicable.

18.  MISCELLANEOUS

     18.1  No Foreign Corrupt Practices.  VAR hereby represents, warrants and
           ----------------------------
           agrees that VAR shall be bound and abide by and strictly comply with both the letter and the spirit of the Foreign Corrupt Practices Act of 1977 and any amendments thereto as the same is from time to time in force in the United States of America.

           Without limiting the generality of the foregoing, VAR has not made and shall not make, in the performance of this Agreement, an offer, payment, promise to pay or authorization of the payment of any money, offer, gift, promise to give, or authorization of the giving of anything of value, in order to assist with obtaining or retaining business for or with, or directing business to, Company or any other person or entity, directly or indirectly

           (a) to or for the use or benefit of any official or employee of any government or the agencies or instrumentalities of such government or any international organization, political party or candidate for political office;
           (b) to any other person if VAR or any partner, officer, director, employee, agent, representative or shareholder of VAR knows or has reason to suspect or know that any part of such money or thing of value will be directly, or indirectly offered, given or promised to any government office or employee, political party or official thereof, or candidate for political office; or any international organization; or
           (c) to any other person or entity, the payment of which would violate the laws or policies of the United States or of any other government.

           Upon request by Company, VAR shall furnish a certificate verifying compliance with this Article. Notwithstanding Article 15.2, in the event of termination of this Agreement by Company for VAR's breach of this article, Company shall have no liability to VAR under Article
           15.2 or any other article of this Agreement for any other loss, cost, or damage resulting, directly or indirectly, to VAR from such termination.

     18.2  U.S. Export Restrictions.  VAR shall not sell any of the Products to
           ------------------------
           end-users who are subject to U.S. export restrictions. Company shall be responsible for determining and monitoring which end-users, if any, are subject to U.S. export restrictions. VAR is responsible for providing the names of potential end users to Company for clearance prior to entering into any purchase orders with such end users. Company reserves the right to reject any purchase orders from end users subject to U.S. export restrictions.

     18.3  Relationship.  This Agreement does not make either party the
           ------------
           employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

     18.4  Assignment.  Neither VAR nor Company shall assign any of its rights,
           ----------
           obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party, provided, however, that both VAR and Company shall have the right to assign its rights, obligations and privileges hereunder without the other party's consent to an assignee that acquires all or substantially all of the assets, business or stock of VAR or Company, whether by sale, merger or otherwise and who agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall transfer to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

     18.5  Notices.  Notices permitted or required to be given hereunder shall
           -------
           be deemed sufficient if given by facsimile transmission to the respective party, or by registered or certified air mail, postage prepaid return receipt requested, addressed to the respective address of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon receipt by the party to which notice is given.

     18.6  Entire Agreement.  This Agreement, including any Exhibits and
           ----------------
           Schedules attached hereto and incorporated as an integral part of this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all previous distributorship agreements by and between Company and VAR as well as all proposals, oral or written, and all negotiations, conversations or discussions between the parties related to this Agreement. Each party acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

     18.7  Amendment.  This Agreement shall not be deemed or construed to be
           ---------
           modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the parties hereto.

     18.8  Severability.  In the event that any of the terms of this Agreement
           ------------
           are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

     18.9  Counterparts.  This Agreement shall be executed in two or more
           ------------
           counterparts in the English language, and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

     18.10 Waiver.  No failure by either party to take any action or assert any
            ------
           right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     18.11 Remedies.  The remedies granted to either party hereunder are
           --------
           cumulative and are not intended to be exclusive of any other remedies to which they may respectively be lawfully entitled in case of any breach of threatened breach by the other party of the terms and provisions hereof.

     18.12 Subject Headings.  The subject headings of the Articles of this
           ----------------
           Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.

     18.13 Liability Limits.  Neither party shall be liable for lost profits or
           ----------------
           special, incidental or consequential damages, however arising, including negligence, arising out of or in connection with, this Agreement, even if the parties are aware of the possibility of such damages. In no event shall either party be liable to the other party in an amount greater than the amount received by Company from VAR for the purchase of Products pursuant to this Agreement.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement on the date first above written.

Metawave Communications Taiwan Ltd.      CommVerge Solutions (Asia), Inc.

By: /s/: Victor Liang                    By: /s/: Edmund Wei
        -------------                            -----------

Name: Victor Liang                       Name: Edmund Wei
     -------------                             -----------

Title: President                         Title: President & CEO
      ----------                               ----------------